Exhibit 99.1

OCZ TECHNOLOGY SIGNS $25 MILLION LOAN AGREEMENT WITH SILICON VALLEY BANK

SAN JOSE, Calif., Feb.  10, 2011 -- OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, today announced it has signed an agreement with Silicon Valley Bank (SVB) for asset-based financing of up to $25 million. This new agreement, which is set to expire in February 2012, expands the $17.5 million debt capability available under the prior joint factoring arrangements with SVB and Faunus Group International, Inc.

"We are pleased to extend our relationship with Silicon Valley Bank as this $25 million credit line provides increased financing capability at much lower interest rates than our previous factoring arrangements." said Arthur Knapp, OCZ's chief financial officer. "This SVB facility combined with our $22 million equity funding in November 2010 helps finance the working capital required for the increasing demand of our solid state drive product lines, particularly those designed specifically for enterprise applications.”

The new agreement contains financial covenants for quarterly EBITDA as defined in the agreement and a monthly quick-ratio computation. Interest rates range between prime +1.5% to prime +2.5%. There are also provisions for letter of credit sub-limits and various operational, reporting, negative and affirmative covenants with which OCZ must comply.

About OCZ Technology Group, Inc.
Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ), is a leader in the design, manufacturing, and distribution of high performance and reliable Solid-State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well as leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will," "would," "expect," "anticipate," "should" or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ's products and OCZ's ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ's ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ's ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in "Item 1A -- Risk Factors" in Part II in OCZ's Quarterly Report on Form 10-Q filed with the SEC on January 14, 2010. The filing is available both at www.sec.gov as well as via OCZ's website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

Investor Contact:
OCZ Technology Group, Inc.
Bonnie Mott, Investor Relations Manager
408-440-3428
bmott@ocztechnology.com

Abhi Kanitkar
ICR, Inc.
646-277-1237
abhi.kanitkar@icrinc.com